Exhibit 99.1

China Direct Industries Reports Financial Results for the Second Quarter of Fiscal 2011 Ended March 31, 2011

-2nd Quarter revenue of $42.3 million up 81% from the 2nd quarter of fiscal 2010

-2nd Quarter operating income of $96,000 up from a loss of ($480,000) in the 2nd quarter of fiscal 2010

-First Six Months Basic and Diluted EPS climbs to $0.08 compared to $0.02 for the First Six Months of fiscal 2010

DEERFIELD BEACH, FL--(05/16/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services, announced today its financial results for the second quarter of  fiscal 2011 ended March 31, 2011.

Financial Highlights

For the second quarter of fiscal 2011 total revenues increased to $42.3 million up 81% compared to total revenues of $23.4 million recorded in the second quarter of fiscal 2010.  We recorded operating income of $96,000 for our second quarter of fiscal 2011 as compared to an operating loss of ($480,000) in the second quarter of fiscal 2010.  Our net income attributable to China Direct Industries in the second quarter of fiscal 2011 was $6,400 inclusive of $864,000 in depreciation expenses (largely from our magnesium segment) and a realized loss of $260,000 from the sale of marketable securities. This compares to net income in the second quarter of fiscal 2010 of $1.7 million inclusive of a gain of $2.1 million from the sale of marketable securities partially offset by depreciation of $584,000. Our operations in the second quarter of fiscal 2011 resulted in earnings per common share of $0.0 per basic and diluted share as compared to earnings per common share of $0.06 per basic and diluted share in the second quarter of fiscal 2010.  For the first six months of fiscal 2011 we recorded net income attributable to common stockholders of $2.8 million or earnings per common share of $0.08 per basic and diluted share on 33.3 million weighted average shares as compared to net income of $612,000 or earnings per common share of $0.02 per basic and diluted share on 28.0 million weighted average shares in the comparable period in fiscal 2010.

Overall revenue improved in the second quarter of fiscal 2011 in each of our segments when compared to the second quarter of fiscal 2010. The most significant improvement was in our Magnesium segment where total revenue reached $24.3 million up 148% from the $9.8 million in revenue we recorded in the second quarter of fiscal 2010 driven by continued improvement in global demand and pricing.  We shipped 9,194 metric tons of magnesium in the second quarter of fiscal 2011, up 118% from the second quarter of fiscal 2010.  While demand for magnesium has improved significantly we experienced two temporary factors which negatively impacted our gross margins.  First, production limitations due to the lingering effects of government imposed power restrictions in the first quarter of fiscal 2011 and secondly the diversion of waste gas resources due to extreme cold weather conditions caused a temporary shift in our sales mix from sales of magnesium we produced to lower margin distribution sales.  Management does not anticipate these factors will have any affect in the second half of fiscal 2011. Additionally, management sees the re-initiation of production at our Chang Magnesium and Baotou Changxin magnesium production facilities helping to improve margins in the second half of fiscal 2011.

Revenues from our Basic Materials segment in the second quarter of fiscal 2011 increased to $16.4 million up 33% from the second quarter of fiscal 2010 due to increased sales of steel products and sales from our CDII Trading subsidiary.  Gross margins improved to 6% in the second quarter of fiscal 2011 as compared to 2% in the second quarter of fiscal 2011 largely due to sales from our CDII Trading subsidiary.  Consulting revenue increased to $1.6 million in the second quarter of fiscal 2011, up 30% from the $1.2 million recorded in the second quarter of fiscal 2010.

Balance Sheet

At March 31, 2011, our total assets were $112.0 million and shareholder equity was $63.0 million with 35.3 million shares outstanding. At September 30, 2010, total assets were $95.9 million and shareholder equity of $50.2 million with 31.7 million shares outstanding.  At March 31, 2011 cash and cash equivalents were $9.4 million with pre-paid expenses of $11.2 million as compared to cash and cash equivalents of $10.1 million with an additional $8.6 million in prepaid expenses at September 30, 2010.  Additionally, we increased inventories in the second quarter of fiscal 2011 by over $3.0 million when compared to September 30, 2010 to support stronger demand.  Working capital at March 31, 2011 improved to $45.2 million from $30.3 million from September 30, 2010.

Financial Outlook

As overall trends in our end-markets continue to improve and our revenue base has strengthened across all of our business segments, we see revenue for the full 2011 fiscal year of $180 to $200 million with net income of $12 million.  We will further discuss our operating results as well as our outlook for fiscal 2011 during the conference call today, May 16, 2011 at 4:30 PM EST.

Commenting on our results for the second quarter of fiscal 2011, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "Our results continue to improve across all business segments in fiscal 2011, bolstered by a strengthening magnesium market, sales from our trading operations as well as sales of steel products and construction materials in China.  While we experienced the short term negative effects of government imposed power restrictions limiting our magnesium production resulting in lower margin distribution sales, we believe that those conditions should not affect our operations in the second half of fiscal 2011. , Demand for magnesium continues to strengthen and prices have risen since the end of the quarter.  Additionally, the resumption of production at our Baotou facility and our consolidation of Golden Magnesium should further enhance our ability to grow revenue and profit in this segment.  We are pleased to have completed a shipment of iron ore from Mexico into China and look forward to ramping up sales from our trading operations from Mexico and South America throughout the remainder of this fiscal year.  Our Consulting segment revenue remains strong and we are diligently working on the addition of several new consulting clients to further strengthen our revenue. We also continue to strengthen our balance sheet as we build for the future and we expect to deliver a strong performance in the second half of fiscal 2011 and into 2012."

China Direct Industries Conference Call to discuss its financial results for the second quarter of fiscal 2011.

The conference call will take place at 4:30 p.m. EST on Monday, May 16, 2011. Anyone interested in participating should call (877) 407-0778 if calling within the United States or (201) 689-8565 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries 2011 Second Quarter Earnings conference call.  The Conference ID number is 372432.

This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=164436 .
The playback of the webcast can be accessed through either site until August 16, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

 CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	September 30, 2010
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$9,434,042	$10,110,818
Marketable securities available for sale	12,806,973	2,221,290
Marketable securities available for sale-related parties	334,521	672,735
Accounts receivables, net of allowance of $289,597 and $214,701, respectively	20,042,890	15,235,983
Accounts, loans and other receivables, and prepaid expenses - related parties	8,229,764	7,680,222
Inventories, net	9,628,413	6,372,925
Prepaid expenses and other current assets, net	11,213,182	8,552,369
Current assets of discontinued operations	51,345	51,345
Restricted cash, current	427,531	5,091,023
Total current assets	72,168,661	55,988,710
Property, plant and equipment, net	37,141,282	37,512,261
Intangible assets	179,175	194,541
Property use rights, net	2,242,187	1,970,585
Long-lived assets of discontinued operations	196,078	196,078
Total assets	$111,927,383	$95,862,175

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$2,423,635	$5,613,532
Accounts payable and accrued expenses	9,976,539	11,250,879
Accounts and other payables-related parties	8,034,734	3,973,704
Advances from customers and deferred revenue	2,205,131	2,797,315
Other liabilities	3,073,997	1,073,926
Taxes payable	1,232,300	877,840
Current liabilities of discontinued operations	49,538	80,000
Total liabilities	26,995,874	25,667,196

CHINA DIRECT INDUSTRIES INC. EQUITY
Series A Convertible Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares outstanding at September 30, 2010 and March 31, 2011.	1,006,250	1,006,250
Common Stock: $.0001 par value; 35,267,096 and 31,657,244 authorized and outstanding, respectively	3,527	3,166
Additional paid-in capital	69,749,929	65,032,845
Accumulated other comprehensive income	7,100,609	1,795,387
Accumulated deficit	(14,882,056)	(17,643,217)
Total China Direct Industries, Inc. stockholders' equity	62,978,259	50,194,431
Noncontrolling interests	21,953,250	20,000,548
Total equity	84,931,509	70,194,979
Total liabilities and equity	$111,927,383	$95,862,175

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended March 31,		For the six months ended March 31,
	2011	2010	2011	2010

Revenues	$40,670,183	$21,223,422	$86,433,072	$41,034,154
Revenues-related parties	1,597,830	2,147,104	1,604,543	4,588,900
Total revenues	42,268,013	23,370,526	88,037,615	45,623,054
Cost of revenues	39,042,825	21,376,375	78,281,381	41,804,685
Gross profit	3,225,188	1,994,151	9,756,234	3,818,369

Operating income (expenses):
Selling, general, and administrative	3,212,630	2,469,306	6,814,911	5,262,809
Other operating income-related party	(102,872)	-	(102,872)	-
Other operating expense (income)	19,782	-	(355,198)	-
Total Operating income (expenses)	95,648	(475,155)	3,399,393	(1,444,440)
Other (expenses) income:
Other income (expense):	93,842	(53,920)	265,361	48,485
Interest (expense) income	(59,297)	4,614	(67,044)	3,614
Realized (loss) income on investment securities available for sale	(261,557)	2,066,497	(379,969)	2,101,188
Total other (expenses) income	(227,012)	2,017,191	(181,652)	2,153,287
(Loss) income from continuing operations before income taxes	(131,364)	1,542,036	3,217,741	708,847
Income tax expense	(140,925)	(15,206)	(67,641)	(54,924)
Net (loss) income	(272,289)	1,526,830	3,150,100	653,923
Net loss attributable to noncontrolling interests-continuing operations	278,664	130,354	322,111	18,746
Net income attributable to China Direct Industries	$6,375	$1,657,184	$3,472,211	$672,669

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(20,125)	(40,260)	(60,308)
Deemed dividend - beneficial conversion feature	-	-	(600,693)	-
Dividend - warrant valuation	-	-	(76,705)	-
Net income attributable to common stockholders	$(13,755)	$1,637,059	$2,754,553	$612,361

Basic and diluted income per common share
Basic	$(0.00)	$0.06	$0.08	$0.02
Diluted	$(0.00)	$0.06	$0.08	$0.02
Basic weighted average common shares outstanding	34,728,413	28,594,256	33,257,657	27,981,440
Diluted weighted average common shares outstanding	34,728,413	29,057,018	33,257,657	28,444,202

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding the effects of government imposed power restrictions, production, capacity utilization and operating performance in our magnesium segment, demand for and growth in our consulting segment and the completion of shipments of iron ore and the growth in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas, coal and electricity.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.

•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
•	The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
•	Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•
Delisting of our securities from trading by NASDAQ could adversely affect the market liquidity of our common stock, our ability to obtain financing for the continuation of our operations and harm our business.

•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net